Business Wire
October 13, 2005 05:47 PM US Eastern Timezone

Interchange Financial Services Corporation Completes Acquisition of Franklin
Bank

SADDLE BROOK, N.J.--(BUSINESS WIRE)--Oct. 13, 2005--Interchange Financial Services Corporation (NASDAQ:IFCJ) ("Interchange") today announced the completion of its acquisition of Franklin Bank of Nutley, N.J. The acquisition of Franklin was accomplished through a merger of Franklin with and into Interchange Bank, a wholly-owned subsidiary of Interchange. Interchange's acquisition of Franklin represents our first expansion into counties contiguous with Bergen County, our primary market area, and is intended to further enhance Interchange's presence in northern New Jersey. Interchange will now operate 30 banking offices and will have approximately $1.6 billion in assets.

"This acquisition gives us the ability to replicate our Bergen County success in Essex County, with a loyal customer and employee base right from day one," said Anthony Abbate, president and CEO of Interchange. "We intend to continue and build our presence which will enable us to grow our franchise in their adjacent markets."

"Interchange is an outstanding business partner for Franklin Bank," explained Tom Lupo, president of Franklin Bank. "It was important for us not only to provide competitive value for our shareholders, but also to affiliate with a community bank that believes in the same standards of service excellence that we have delivered. Our customers are now provided with greater flexibility and more banking locations to service their business."

Under the terms of the agreement, the total consideration to be received by Franklin shareholders in the merger is fixed at 1,323,575 shares of the common stock of Interchange. Based upon today's closing price of $15.82 for Interchange common stock, the transaction represents total consideration of approximately $22.1 million, including approximately $1.1 million for the cash payment for option holders. Each Franklin shareholder will receive approximately 1.2264 Interchange shares for each Franklin share held at closing.

About Interchange Bank

Headquartered in Saddle Brook, NJ, Interchange Bank is one of Bergen County's largest independent commercial banks and a wholly owned subsidiary of Interchange Financial Services Corp (NASDAQ:IFCJ). With $1.6 billion in assets and 30 branches, Interchange Bank offers services specifically designed for businesses, including: Small Business Checking with lower minimum balances; Rapid Response loans up to $250,000 and approvals within 48 hours; Business Class Banking with an automatic sweep feature; cash management services; equipment leasing; escrow management; corporate Visa account; a business check card, featuring interest-free business purchases; merchant credit card services and free wire transfers. Interchange is an SBA Preferred Lender, financing many local small businesses that otherwise might not qualify under standard credit requirements. All business banking can be accomplished online via Interbanking, which provides 24/7 access to accounts. For additional information, please visit the company's Web site at www.interchangebank.com.

Forward Looking Statements

This press release contains certain forward-looking information about Interchange that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of

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historical  fact are  forward-looking  statements.  Such  statements  involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Interchange. Interchange cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements.

Additional factors that could cause Interchange's results to differ materially from those described in the forward-looking statements can be found in Interchange's (such as the SEC registration statement form S-4 proxy statement of Franklin and prospectus of Interchange, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Interchange or Franklin or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Interchange and Franklin do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.


Contacts

Media
Keating & Co.
Rich Larris or Vicki Banner, 973-966-1100 rlarris@keatingpr.com vbanner@keatingco.com